United States

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):

May 10, 2021

CANNAE HOLDINGS, INC.

(Exact name of Registrant as Specified in its Charter)

1-38300

(Commission File Number)

Delaware	82-1273460
(State or Other Jurisdiction of Incorporation or Organization)	(IRS Employer Identification Number)

1701 Village Center Circle

Las Vegas, Nevada 89134

(Addresses of Principal Executive Offices)

(702) 323-7330

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
Cannae Common Stock, $0.0001 par value	CNNE	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry Into a Material Agreement

Backstop Agreement

On May 10, 2021, Austerlitz Acquisition Corporation I (“AAC”) entered into a Business Combination Agreement (the “Business Combination Agreement”) by and among AAC, Wave Merger Sub Limited, an exempted company incorporated in Bermuda and a direct, wholly owned subsidiary of AAC (“Merger Sub”), and Wynn Interactive Ltd., an exempted company incorporated in Bermuda (the “Company”). The Business Combination Agreement provides for, among other things, the consummation of certain transactions whereby the Company will become a wholly owned subsidiary of AAC (the “Business Combination”).

In connection with the signing of the Business Combination Agreement, AAC and Cannae Holdings Inc. (“Cannae”) entered into that certain Backstop Facility Agreement (the “Backstop Agreement”) whereby Cannae has agreed, subject to the other terms and conditions included therein, at the BPS Closing (as defined in the Backstop Agreement), to subscribe for AAC Class A Ordinary Shares in order to fund redemptions by shareholders of AAC in connection with the Business Combination, in an amount of up to $690,000,000 ( the “Cannae Subscription”), in consideration for a placement fee of $3,450,000.

The foregoing description of the Backstop Agreement is not complete and is qualified in its entirety by reference to the Backstop Agreement, which is attached as Exhibit 10.1 to this Current Report and incorporated herein by reference.

Amended and Restated Sponsor Agreement

In connection with the execution of the Business Combination Agreement and the Backstop Agreement, AAC amended and restated (a) that certain letter agreement (the “Sponsor Agreement”), dated March 2, 2021, between AAC and Austerlitz Acquisition Sponsor, LP I (the “Sponsor”) and (b) that certain letter agreement, dated as of March 2, 2021, by and between AAC and the Sponsor and each of the directors and officers of AAC (collectively, the “Insiders”), and entered into that certain amended and restated sponsor agreement (the “Amended and Restated Sponsor Agreement”) with Cannae, the Sponsor and the Insiders. Pursuant to the Amended and Restated Sponsor Agreement, among other things, Cannae along with the Sponsor and the Insiders agreed (i) to vote any AAC securities in favor of the Business Combination and other AAC Shareholder Matters (as defined in the Business Combination Agreement), (ii) not to seek redemption of any AAC securities and not to transfer any AAC securities for a period be one (1) year following the Closing Date (or, if the volume weighted average price of the WIL Class A Ordinary Shares (as defined in the Business Combination Agreement) equals or exceeds $12.00 per share for any 20 trading days within a 30 trading day commencing 150 days after the Closing Date), and (iii) to be bound to certain other obligations as described therein.

The foregoing description of the Amended and Restated Sponsor Agreement is not complete and is qualified in its entirety by reference to the Amended and Restated Sponsor Agreement, which is attached as Exhibit 10.2 to this Current Report and incorporated herein by reference.

Item 1.02.	Termination of a Material Definitive Agreement.

Termination of the Cannae Forward Purchase Agreement

In connection with the signing of the Business Combination Agreement, AAC and Cannae entered into a mutual termination agreement (the “FPA Termination Agreement”) to terminate that certain forward purchase agreement dated as of February 25, 2021, pursuant to which Cannae agreed to purchase, immediately prior to the closing of AAC’s initial business combination transaction, an aggregate of 5,000,000 AAC Class A Ordinary Shares and 1,250,000 AAC public warrants.

The foregoing description of the FPA Termination Agreement is not complete and is qualified in its entirety by reference to the FPA Termination Agreement, which is attached as Exhibit 10.3 to this Current Report and incorporated herein by reference.

Item 9.01.	Financial Statement and Exhibits.

(d)	Exhibits.

The Exhibit Index is incorporated by reference herein.

EXHIBIT INDEX

Exhibit No.	Description

10.1	Backstop Agreement, dated as of May 10, 2021, by and among Austerlitz Acquisition Corporation I and Cannae Holdings, Inc.

10.2	Amended and Restated Sponsor Agreement, dated as of May 10, 2021, by and among Austerlitz Acquisition Corporation I, Austerlitz Acquisition Sponsor, LP I and the Insiders.

10.3	FPA Mutual Termination Agreement, dated as of May 10, 2021, by and among Austerlitz Acquisition Corporation I and Cannae Holdings, Inc.

104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Cannae Holdings, Inc.

Date: May 10, 2021	By:	/s/ Michael L. Gravelle
	Name:	Michael L. Gravelle
	Title:	Executive Vice President, General Counsel, and Corporate Secretary